                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               KeraVision, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                               KERAVISION, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 6, 1997

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KERAVISION, INC. (the "Company") will be held on Tuesday, May 6, 1997, at 9:30 a.m., local time, at the Company's principal executive office, located at 48630 Milmont Drive, Fremont, California 94538 for the following purposes:

  1. To elect two directors to Class II of the Board of Directors to serve for a term of three years and until their successors are elected and qualified; and

  2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997; and

  3. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 17, 1997 ("Record Date") are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Michael W. Hall
                                          Secretary

Fremont, California
April 2, 1997


                                   IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                               KERAVISION, INC.

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of the Board of Directors of KeraVision, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 6, 1997, at 9:30 a.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive office, located at 48630 Milmont Drive, Fremont, California 94538. The Company's telephone number at that location is (510) 353-3000.

  These proxy solicitation materials were mailed to stockholders on or about April 2, 1997. The cost of soliciting these proxies will be borne by the Company.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (i) by delivering to the Company (Attention: Mark Fischer-Colbrie) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting of stockholders and voting in person.

VOTING AND SOLICITATION

  Each share of Common Stock entitles its holder to one vote on matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

RECORD DATE AND SHARE OWNERSHIP

  Only stockholders of record at the close of business on March 17, 1997 are entitled to notice of and to vote at the meeting. At the record date, 12,482,624 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

  The Board of Directors is divided into three classes, with two or three directors in each class. Class I consists of three directors who are serving a three-year term expiring at the Annual Meeting of Stockholders to be held in 1999. Class II consists of two directors who are serving a three-year term expiring at this Annual Meeting. Class III consists of two directors who are serving a three-year term expiring at the Annual Meeting of Stockholders in 1998. In each case, a director serves for the designated term and until his or her respective successor is elected and qualified.

  The following table sets forth certain information with respect to the directors of the Company as of March 17, 1997:

                                                                DIRECTOR
     NAME OF DIRECTOR     AGE       PRINCIPAL OCCUPATION         SINCE   CLASS
     ----------------     ---       --------------------        -------- -----
 Kshitij Mohan...........  52 Corporate Vice President for        1997      I
                              research and technical services
                              at Baxter International, Inc.
 Arthur M. Pappas........  49 Founder of A.M. Pappas &            1997      I
                              Associates
 Steven N. Weiss.........  50 Partner of Montgomery Medical       1987      I
                              Ventures
 Charles Crocker.........  58 Chairman, President and CEO BEI     1987     II
                              Electronics, Inc.
 Lawrence A. Lehmkuhl....  59 Former Chairman, President and      1992     II
                              Chief Executive Officer of St.
                              Jude Medical, Inc.
 John R. Gilbert.........  60 Vice-Chairman of the Board of       1992    III
                              Directors of the Company
 Thomas M. Loarie........  50 President, Chief Executive          1987    III
                              Officer and Chairman of the
                              Board of Directors of the
                              Company

  Thomas M. Loarie has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since September 1987. From 1985 until joining KeraVision, Mr. Loarie served as President of ABA BioManagement, a management service firm specializing in medical technology start-ups, and from 1984 to 1985 he served as President of Novacor Medical Corporation, a manufacturer of cardiovascular implants. Prior to 1984, Mr. Loarie held management positions in four divisions of American Hospital Supply Corporation, a manufacturer of healthcare products (now Baxter International), serving most recently as President of the American Heyer-Schulte Division, where he was responsible for bringing several new implantable devices to the markets of neurosurgery, oncology, urology, plastic surgery and wound management as well as rebuilding the company's international business. Mr. Loarie holds a B.S. degree in engineering from the University of Notre Dame and has completed graduate work in business administration at the Universities of Chicago and Minnesota. Mr. Loarie also serves as a director of the Health Industry Manufacturers Association.

  Charles Crocker has served as a director of the Company since January 1987. Since 1974 he has served as Chairman of the Board and since 1995 as President and CEO of BEI Electronics, Inc., a diversified technology company. He has also served as President, from 1985 to 1995, of Crocker Capital, a private venture capital firm specializing in small business investments. Mr. Crocker holds a B.S. degree from Stanford University and an M.B.A. from the University of California at Berkeley. Mr. Crocker serves as a director of BEI Electronics, Inc., Pope & Talbot, Inc., Fiduciary Trust Company International and Superconductor Technologies, Inc. and a number of private companies.

  John R. Gilbert has served as a director of the Company since April 1992. Mr. Gilbert retired from a 30-year career at Johnson & Johnson, where he served as Vice Chairman of IOLAB Corporation and Vice President of Johnson & Johnson International. From 1981 to 1987, Mr. Gilbert was President of IOLAB Corporation, an international manufacturer and distributor of ophthalmic products. Mr. Gilbert holds a B.S. degree in Industrial Technology from Texas A&M University.

  Lawrence A. Lehmkuhl has served as a director of the Company since August 1992. From 1985 to 1994, Mr. Lehmkuhl was the Chairman, President and Chief Executive Officer of St. Jude Medical, Inc., a medical device manufacturer. Prior to 1985, Mr. Lehmkuhl spent 18 years in management positions with American Hospital Supply Corporation. Mr. Lehmkuhl holds a B.B.A. from the University of Iowa. Mr. Lehmkuhl is also a director of St. Jude Medical, Inc., Nutrition Medical, Inc. and Fisher Imaging Inc. and a number of private companies.

  Kshitij Mohan has served as a director of the Company since January 1997. From 1995 to present, Dr. Mohan has served as Corporate Vice President for research and technical services at Baxter International Inc. Dr. Mohan previously served as a director of device evaluation at the Food and Drug Administration's Center for Devices and Radiological Health. Dr. Mohan holds a B.S. in Physics from Patna University, a M.S. in Physics from University of Colorado, and a Ph.D. in Physics from Georgetown University.

  Arthur M. Pappas has served as a director of the Company since January 1997. In 1994, Mr. Pappas founded the life science and high technology consulting and investment firm of A.M. Pappas & Associates LLC. Mr. Pappas is a former board member of Glaxo Holdings plc and past chairman of Glaxo Far East Ltd., Glaxo Latin America Inc. and Glaxo Canada Inc. Mr. Pappas holds a B.S. in Biology form Ohio State University and a M.B.A. in Finance from Xavier University.

  Steven N. Weiss has served as a director of the Company since January 1987. Since 1985 he has been a partner of Montgomery Medical Ventures, a venture capital firm. Mr. Weiss has held a number of senior management positions in the medical device industry and holds B.S. and M.S. degrees from City College of New York and an M.B.A. from Fordham University. Mr. Weiss also serves as a director of Innerdyne, Inc. and a number of private companies.

NOMINEES

  Two directors are to be elected at this Annual Meeting. The Board has nominated the two current members of the Board constituting Class II to be re-elected and to serve a three-year term expiring at the Annual Meeting of Stockholders to be held in 2000. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until his term expires and until his successor has been elected and qualified.

  The names of the nominees, their ages as of March 17, 1997, and certain other information about them are set forth below:

                                                                     DIRECTOR
        NAME OF NOMINEE        AGE       PRINCIPAL OCCUPATION         SINCE
        ---------------        ---       --------------------        --------
 Charles Crocker.............   58 Chairman, President and CEO BEI     1987
                                   Electronics, Inc.
 Lawrence A. Lehmkuhl........   59 Former Chairman, President and      1992
                                   Chief Executive Office of St.
                                   Jude Medical, Inc.

  Except as set forth above, each of the nominees has been engaged in the principal occupation set forth next to his name during the past five years. There are no family relationships among the directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of six meetings during the year ended December 31, 1996. The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Executive Committee currently consists of directors Crocker, Gilbert, Loarie and Weiss, and held 3 meetings during the year ended December 31, 1996. The Executive Committee has much of the authority of the full Board of Directors (subject to certain limitations).

  The Audit Committee of the Board of Directors currently consists of directors Pappas and Weiss, and held one meeting during the year ended December 31, 1996. The Audit Committee reviews the Company's internal controls and meets periodically with management and the independent auditors.

  The Compensation Committee of the Board of Directors currently consists of directors Crocker and Lehmkuhl, and held six meetings during the year ended December 31, 1996. The Compensation Committee is responsible for setting and administering the policies for executive compensation and short-term and long-term incentive programs.

  None of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of the committees upon which such director served during 1996.

DIRECTOR COMPENSATION

  The Company currently pays each director who is not an employee $1,000 for each meeting attended of the Board of Directors, $500 if attended by telephone, an annual retainer of $12,000 and reimburses each director for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. For 1996, Mr. Gilbert, Mr. Crocker and Mr. Lehmkuhl received $5,000, $5,000 and $4,500, respectively. Nonemployee directors participate in the Company's 1995 Director Stock Option Plan (the "Directors' Plan"), pursuant to which such directors are automatically granted options to purchase shares of Common Stock of the Company on the terms and conditions set forth in the Directors' Plan. During 1996, Messrs. Chonette and Henos (former directors of the Company who both resigned on January 1, 1997) and Messrs. Crocker, Gilbert, Lehmkuhl and Weiss each were granted options to purchase 2,500 shares of Common Stock of the Company under the Directors' Plan at an exercise price of $15.50 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED
ABOVE.

               PROPOSAL NO. 2: APPROVAL OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1997. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of the Company's Common Stock as of March 17, 1997 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's current directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 7, and (iv) all directors and executive officers as a group.

                                                          SHARES BENEFICIALLY
               5% STOCKHOLDERS, DIRECTORS,                     OWNED(1)
                NAMED EXECUTIVE OFFICERS,                 ----------------------
     AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP        NUMBER    PERCENT
     -----------------------------------------------      ----------- ----------
Aspen Venture Partners, L.P..............................     955,767     7.66%
 c/o Alliance Technology Ventures
 3343 Peachtree Road, N.E.
 East Tower, Suite 1140
 Atlanta, GA 30326
Goldman Sachs & Co.......................................   1,573,771    12.61%
 85 Broad Street
 New York, NY 10004
J.P. Morgan & Co. Incorporated...........................     662,150     5.30%
 60 Wall Street
 New York, NY 10260
Montgomery Medical Ventures, L.P.........................     633,736     5.08%
 600 Montgomery Street
 San Francisco, CA 94111
Oak Investment Partners V, L.P...........................     672,165     5.38%
 One Gorham Island
 Westport, CT 06880
The Capital Group Companies, Inc.........................     795,000     6.37%
 333 South Hope Street
 Los Angeles, CA 90071
Charles Crocker(2).......................................     172,879     1.38%
Darlene E. Crockett-Billig(3)............................     171,704     1.38%
Mark D. Fischer-Colbrie(4)...............................      93,471        *
John R. Gilbert(5).......................................      52,570        *
Lawrence A. Lehmkuhl(6)..................................       7,936        *
Thomas M. Loarie(7)......................................     535,723     4.29%
Kshitij Mohan............................................          --        *
Arthur Pappas............................................       2,000        *
Patrick Sabaria(8).......................................      18,333        *
Thomas A. Silvestrini(9).................................     220,292     1.76%
Steven N. Weiss (10).....................................     644,634     5.16%
All directors and officers as a group (13 persons)(11)...   1,943,634    15.57%

--------
*Less than 1%
(1) Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.
(2) Includes 55,215 shares held by Fund FBO Charles Crocker and 13,136 shares subject to options exercisable within 60 days after March 17, 1997.
(3) Includes 42,926 shares subject to options exercisable within 60 days after March 17, 1997.
(4)Includes 76,953 shares subject to options exercisable within 60 days after March 17, 1997.

(5) Represents 51,570 shares subject to options exercisable within 60 days after March 17, 1997.
(6) Represents 7,936 shares subject to options exercisable within 60 days after March 17, 1997.
(7) Includes 85,500 shares subject to options exercisable within 60 days after March 17, 1997.
(8) Includes 18,333 shares subject to options exercisable within 60 days after March 17, 1997.
(9) Includes 22,400 shares subject to options exercisable within 60 days after March 17, 1997.
(10) Includes 3,332 shares subject to options exercisable within 60 days after March 17, 1997. 633,763 of the shares indicated as owned by Mr. Weiss are owned directly by Montgomery Medical Ventures, L.P. and are included because Mr. Weiss is a partner of such entity. Mr. Weiss disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.
(11) Includes an aggregate of 345,836 shares subject to options held by officers and directors which options are exercisable within 60 days after March 17, 1997. In addition, this total includes an aggregate of 633,736 shares held by certain directors, beneficial ownership for such shares is disclaimed within the meaning of Rule 13d-3 under the Exchange Act.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table shows the compensation received by the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company for 1996, and the compensation received by each such individual for 1995 and 1994.

                                                            LONG-TERM
                                             ANNUAL        COMPENSATION   ALL
                                          COMPENSATION        AWARDS    OTHER(3)
                                         --------------    ------------ --------
                                                            SECURITIES
                                                            UNDERLYING
      NAME AND PRINCIPAL POSITION        YEAR  SALARY       OPTIONS(2)
      ---------------------------        ---- ---------    ------------
Thomas M. Loarie (1).................... 1996 $ 309,272(4)       --     $50,000
                                         1995 $ 205,000       40,000        --
                                         1994 $ 199,271          --         --
Thomas A. Silvestrini................... 1996 $ 181,757(4)       --     $12,500
                                         1995 $ 150,000       32,000        --
                                         1994 $ 141,667          --         --
Darlene E. Crockett-Billig (1).......... 1996 $ 143,481(4)       --     $12,500
                                         1995 $ 120,000       32,000        --
                                         1994 $ 113,943          --         --
Mark D. Fischer-Colbrie (1)............. 1996 $ 125,926(4)       --     $ 5,000
                                         1995 $ 115,000       28,000        --
                                         1994 $ 110,047          --         --
Patrick Sabaria (5)..................... 1996 $ 125,484       80,000        --
                                         1995       --           --         --
                                         1994       --           --         --

--------
(1)Includes amounts earned but deferred at the election of the executive under the Company's 401(k) Plan.
(2) Consists of incentive stock options ("ISO") granted pursuant to the Company's 1987 and 1995 Stock Option Plans, of which 6.25% are exercisable at the end of each three month period from the grant date. The maximum term of each option under the 1987 Plan is five years from the date of grant and under the 1995 Plan is ten years from the date of grant. The exercise price is equal to the market value of the stock on the grant date.
(3) This amount represents forgiveness of outstanding principal on certain promissory notes owed to the Company.
(4) These amounts reflect retroactive compensation adjustments made by the Board of Directors in 1996.
(5) Mr. Sabaria joined the Company on April 8, 1996.

  The following tables set forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in the year ended December 31, 1996 and the value of all options held by such executive officers on December 31, 1996.


               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1996

                                 INDIVIDUAL GRANTS
                         ---------------------------------
                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                                    % OF TOTAL                           ANNUAL RATES OF
                         NUMBER OF   OPTIONS                               STOCK PRICE
                         SECURITIES GRANTED TO                            APPRECIATION
                         UNDERLYING EMPLOYEES  EXERCISE OR             FOR OPTION TERM(2)
                          OPTIONS     DURING   BASE PRICE  EXPIRATION ---------------------
          NAME            GRANTED    YEAR(1)     ($/SH)       DATE      5% ($)    10% ($)
          ----           ---------- ---------- ----------- ---------- ---------- ----------
Patrick Sabaria.........   80,000     18.58%     $12.25    3/28/2006  $  270,756 $  598,300

--------
(1) Based on an aggregate total of 430,500 options granted to employees in 1996, under the Company's 1995 stock option plan.
(2) Potential realizable values are reported net of the option exercise price, but before taxes associated with the exercise, if any. These amounts represent certain assumed rates of appreciation only, in accordance with regulations of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions, as well as executives continued employment through the vesting period. There is no assurance that the amounts reflected will be realized.

                 AGGREGATED OPTION EXERCISES IN THE YEAR ENDED
               DECEMBER 31, 1996 AND YEAR-END OPTION VALUES NAME

                                                     NUMBER OF             VALUE OF
                                               SECURITIES UNDERLYING     UNEXERCISED
                                                    UNEXERCISED          IN-THE-MONEY
                                                    OPTIONS AT            OPTION AT
                            SHARES               DECEMBER 31, 1996   DECEMBER 31, 1996(1)
                          ACQUIRED ON  VALUE       EXERCISABLE/          EXERCISABLE/
          NAME             EXERCISE   REALIZED     UNEXERCISABLE        UNEXERCISABLE
          ----            ----------- -------- --------------------- --------------------
Thomas M. Loarie........    44,000    $577,500     77,333/22,667      $753,329/$159,171
Thomas A. Silvestrini...    20,000    $262,500     45,915/14,582      $413,241/$ 85,161
Darlene E. Crockett-
 Billig.................    10,400    $136,500     38,443/14,083      $324,511/$ 79,236
Mark D. Fischer-Colbrie.        --          --     71,763/15,465      $736,686/$106,647
Patrick Sabaria.........        --          --      7,500/72,500      $ 11,250/$108,750

--------
(1) The fair market value of the Company's Common Stock (as reported on the Nasdaq National Market) at the close of business on December 31, 1996 was $13.75.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Report and the Performance Graph shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT

  The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the year ended December 31, 1996. The Committee recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers the Company's various incentive compensation and benefit plans (including stock plans) and recommends policies relating to such incentive compensation and benefit plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

COMPENSATION POLICY

  The Company's executive officer compensation philosophies are designed to attract, motivate and retain senior management by providing an opportunity for competitive, performance-based compensation. Executive officer compensation consists of competitive base salaries and stock-based incentive opportunities in the form of options to purchase the Company's Common Stock. The Company currently does not contribute to any retirement programs on behalf of its employees, including executive officers.

BASE SALARIES FOR 1996

  In establishing compensation guidelines with respect to base salary, the Company utilized data from various surveys prepared by independent firms to assist it in setting salary levels competitive with those of other medical industry companies. While it is the Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of the Company's geographic location and individual job responsibilities, it is further the intent of the Committee to maintain a close relationship between the Company's performance and the base salary component of its executive officers' compensation.

STOCK OPTION AWARDS FOR 1996

  The Company's 1995 Stock Option Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. The Company's stock options typically vest ratably over a period of four years. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  The compensation for Thomas M. Loarie, the Company's Chief Executive Officer ("CEO") is determined based on a number of factors, including comparative salaries of CEO's of medical companies in the Company's peer group, the CEO's individual performance and the Company's performance as measured against the stated objectives. The CEO's total compensation package includes stock option grants with the goal of motivating leadership for long-term Company success and providing significant reward upon achievement of Company objectives and enhancing stockholder value. As with other executives, size of option grants is also based on a review of competitive survey data. The 1996 compensation of Mr. Loarie consisted of base salary and forgiveness of a certain amount of indebtedness to the Company. See "Executive Compensation -- Summary Compensation Table".

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Company believes that options granted under the Company's 1987 and 1995 Stock Option Plans will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF THE BOARD OF DIRECTORS

                                          Charles Crocker
                                          Lawrence A. Lehmkuhl

PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return, assuming reinvestment of all dividends, for the Company's Common Stock at December 31, 1996 since July 28, 1995 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934) to the cumulative return over such period of (i) the U.S. Index for the Nasdaq National Market and (ii) the S&P Health Care Composite Index. The graph assumes that $100 was invested on July 28, 1995 in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a price per share of $13.50, the price to which such stock was first offered to the public by the Company on that date. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                           COMPARISON OF TOTAL RETURN
            AMONG KERAVISION, INC., THE NASDAQ STOCK MARKET-US INDEX
                      AND THE S&P HEALTH CARE SECTOR INDEX


                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          NASDAQ STOCK  S&P HEALTH
(Fiscal Year Covered)        KERAVISION     MARKET-US     CARE SECTOR
-------------------          ----------     ---------     ----------
Measurement Pt-01/28/95       $100           $100         $100
FYE 12/31/95                  $93            $113         $129
FYE 12/31/96                  $102           $140         $156


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company has issued 394,678 shares of Common Stock to Thomas M. Loarie, 149,495 shares of Common Stock to Thomas A. Silvestrini, 108,121 shares of Common Stock to Darlene Crockett-Billig and 15,000 shares of Common Stock to Mark D. Fischer-Colbrie, each of whom is an executive officer of the Company, in exchange for promissory notes at interest rates ranging from 3.7% to 7.4%. As of March 17, 1997 pursuant to the terms of such promissory notes, the officers were indebted to the Company in the amounts of $429,674.44, $197,699.33, $127,457.13 and $26,668.27, respectively. In October, 1996, the
Board of Directors forgave principal in the amount of $50,000, $12,500, $5,000 and $12,500 owed to the Company by each of Messrs. Loarie, Silvestrini, Fischer-Colbrie and Ms. Crockett-Billig, respectively under certain promissory notes. The shares were issued pursuant to restricted stock purchase agreements under the Company's 1987 Stock Purchase Plan at the fair market value of the Common Stock of the Company on the date of grant.

  In January 1997, the Company entered into a three year employment agreement with Thomas M. Loarie. Pursuant to the terms of the agreement, Mr. Loarie is entitled to receive annual base salary of $250,000, an option to purchase 7,827 of common stock, performance bonus of up to 50% of base salary, additional benefits and 18 months base salary compensation in the event of involuntary termination of employment.

  In January 1996, the Company entered into a Consulting Agreement with John
R. Gilbert, one of the Company's directors. This agreement provides for an annual consulting fee of $80,000 to be paid to Mr. Gilbert. For the year ended December 31, 1996, the Company paid Mr. Gilbert $80,000.

  The Company has entered into separate indemnification agreements with each of its directors and executive officers that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as director or officer and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  The terms of the transactions described above were negotiated at arms length such that the terms were as favorable to the Company as could have been obtained from an unaffiliated third party.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                      DEADLINE FOR RECEIPT OF STOCKHOLDER
                       PROPOSAL FOR 1998 ANNUAL MEETING

  Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than December 2, 1997 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael W. Hall
                                          Secretary

Dated: April 2, 1997

1421-PS-97

                              DETACH HERE                              KRVF

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               KERAVISION, INC.
P
                    1997 ANNUAL MEETING OF STOCK HOLDERS

R
                     The undersigned stockholder of KeraVision, Inc., a
                Delaware corporation, hereby acknowledges receipt of the
O               Notice of Annual Meeting of Stockholders and Proxy
                Statement, each dated April 2, 1997, and appoints Thomas M. Loarie and Mark D. Fischer-Colbrie, or either of them, as
X proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the names of the undersigned, to represent the undersigned at the 1997 Annual Meeting of
Y Stockholders of KeraVision, Inc. to be held on Tuesday, May 6, 1997 at 9:30a.m., local time, at 48630 Milmont Drive, Fremont, California, and at any adjournment(s) or postponements(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their descretion, upon such other matter or matters that may properly come before the meeting and any adjournments(s) thereof.

                                                                    SEE REVERSE
                                                                        SIDE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                 DETACH HERE                            KRVF

[X]Please mark
   votes as in
   this example.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE CLASS II DIRECTORS TO SERVE FOR A TERM OF THREE YEARS; (2) FOR RATIFICATION OF THE APPOINMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.



                 FOR   WITHHELD                                                                                FOR  AGAINST  ABSTAIN
1. Election of   [_]   [_]            NOMINEES:                         2.to ratify the appointment of         [_]    [_]     [_]
   Class II                           Charles Crocker                     Ernst & Yound LLP as the Comapny's
   Directors                          Lawrence A. Lehmkuhl                independent auditors for the year
                                                                          ending December 31, 1997.


  [_]______________________________________                                     MARK HERE
     For both nominees except as noted above                                  FOR ADDRESS   [_]
                                                                               CHANGE AND
                                                                               NOTE AT LEFT


                                                                        NOTE:  This Proxy should be marked, dated, signed by the
                                                                               stockholder(s) exactly as his or her name appears
                                                                               hereon, and returned in the enclosed envelope.
                                                                               Persons signing in a fiduciary capacity should so
                                                                               indicate.  If shares are held by joint tenants or
                                                                               as community property, both should sign.



Signature:_________________________________Date:________________________Signature:_____________________________Date:_______________
